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                                                                    Exhibit 23.1
                                                                    ------------

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2003, except for note 12 as to which the date is February 28, 2003, in the Registration Statement (Form S-11 No. 333-________) and related prospectus of Newcastle Investment Corp. for the registration of ________ shares of its common stock.

                                           /s/ Ernst & Young LLP


New York, New York
June 13, 2003